SECOND ADDENDUM

This addendum is attached to and hereby made a part of that certain Lease dated July 15, 2003 and previously amended, July 17, 2003, relating to a portion of 129-131 Main Street, Central City,  Colorado, by and between 157 Lane, LLC and Jigsaw Puzzle, LLC (“Landlord”) and Doc Holliday LLC (“Tenant”).

WHEREAS, the Colorado Gaming Commission is requiring the Tenant to reapply for its gaming license resulting in a delay of opening the Premises for operation, Landlord and Tenant hereby agree to the following modifications and corrections to the Lease:

1)

The Tenant shall be given a credit toward its annual prepaid rent in an amount equal to $8,333.33 commencing on August 15, 2004 and on each August 15th through and including 2006.  Thereafter, the full annual prepaid rent shall be due and payable under the Lease terms without further rent abatement.

2)

The name of the Tenant shall be corrected to read Doc Holliday Casino, LLC, a Colorado limited liability company.

READ AND ACKNOWLEDGED THIS ___ DAY OF JULY, 2003.

TENANT:

LANDLORD:

Doc Holliday Casino, LLC

157 Lane, LLC

By:    /s/ Fedele V. Scutti

By:   /s/ Andrew Renard Goltra

JIGSAW PUZZLE, LLC

By:   /s/ Carolyn Seipp Goltra